Exhibit 99.1

Exhibit 99.1

U.S. GRAPHIC ARTS, INC.

December 31, 2007

Table of Contents

Page Number

Independent Auditors’ Report	2

Financial Statements:

Balance Sheet	3-4

Statement of Operations	5

Statement of Shareholder’s Deficit	6

Statement of Cash Flows	7

Notes to Financial Statements	8-13

INDEPENDENT AUDITORS' REPORT

Board of Directors

U.S Graphic Arts, Inc.

Tempe, AZ

We have audited the accompanying balance sheet of U.S. Graphic Arts as of December 31, 2007 and the related statements of operations, shareholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Graphic Arts, Inc. as of December 31, 2007 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Phoenix, AZ

October 20, 2008

U.S. GRAPHIC ARTS, INC.

BALANCE SHEET

(IN THOUSANDS)

December 31, 2007

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$260

Accounts receivable, less an allowance for possible losses of $239	713

Tax refunds receivable	429

Inventories	1,208

Prepaid expenses and other current assets	86

Total current assets	2,696

PROPERTY AND EQUIPMENT, net (Note 3)	440

INTANGIBLE ASSETS, net ( Note 4)	201

TOTAL ASSETS	$3,337

See notes to financial statements.

U.S. GRAPHIC ARTS, INC.

BALANCE SHEET

(IN THOUSANDS)

December 31, 2007
LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:

Accounts payable and accrued expenses (Note 5)	$ 3,870
Revolving Credit Line (Note 6)	1,150
Customer deposits	747
Total current liabilities	5,767

LONG TERM DEBT (Note 6)	36

TOTAL LIABILITIES	5,803

SHAREHOLDERS’ DEFICIT

Common stock, no par value; authorized: 1,000 shares, issued and outstanding: 1,000 shares	—

Additional paid in capital	784

Accumulated deficit	(3,250)

Total shareholders’ deficit	(2,466)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$ 3,337

See notes to financial statements.

U.S. GRAPHIC ARTS, INC.

STATEMENT OF OPERATIONS

(IN THOUSANDS)

Year Ended December 31, 2007

Net Sales	$ 17,926
Cost of Sales	12,407

Gross Profit	5,519

Operating Expenses	6,389

Operating loss
(870)
Other income (expense)
Interest expense	(89)
Other income (expense) – net	1
Total other (expense) income	(88)

Loss before provision for income taxes	(958)

Income tax benefit	—

Net loss	$(958)

See notes to financial statements

U.S. GRAPHIC ARTS, INC.

STATEMENT OF SHAREHOLDERS’ DEFICIT

YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance - January 1, 2007	1,000	$—	$—	$(2,292)	$(2,292)

Additional paid in capital	—	—	784	—	784
Net loss	—	—	—	(958)	(958)

Balance - December 31, 2007	1,000	$—	$784	$(3,250)	$(2,466)

U.S. GRAPHIC ARTS, INC.

STATEMENT OF CASH FLOWS

(IN THOUSANDS)

Year Ended December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(958)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	144
Provision for warranty reserve	100
Changes in assets and liabilities:
Accounts receivable	(47)
Inventories	(552)
Other current assets and other assets	(68)
Accounts payable and accrued expenses	412
Customer deposits	383
Net cash used in operating activities	(586)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(230)
Net cash used in investing activities	(230)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	400
Repayments of borrowings	(384)
Capital contributions	784
Net cash provided by financing activities	800

(DECREASE) IN CASH AND CASH EQUIVALENTS	(16)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	276
CASH AND CASH EQUIVALENTS, END OF YEAR	$ 260

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$ 88
Income taxes paid	$ —

U.S. GRAPHIC ARTS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2007

1.	BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements include the accounts of U. S. Graphic Arts, Inc. (“U.S. Graphics” or the “Company”).

The Company was established in 1979 and is primarily engaged in developing and manufacturing digital printing equipment to the decorated apparel industry. The equipment and value added products sold by the Company are widely used by screenprinters, large and small manufacturers of apparel and fashion accessories, retail stores and entrepreneurs servicing specialized niche markets.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.

Revenue Recognition – The Company manufactures and sells digital printing equipment. Where installation and customer acceptance are a substantive part of the sale, by its terms, the Company defers recognition of the revenue until such customer’s acceptance of installation has occurred. In 2007, most sales of new equipment did not require installation as a substantive part of its sales and accordingly; these sales were recorded at the time of shipment.

b.

Cash and Equivalents – The Company considers cash equivalents to be highly liquid debt securities with insignificant interest rate risk with original maturities from the date of purchase of three months or less. Financial Instruments that potentially subject the Company to concentrations of risk consist principally of cash deposits. Accounts of each United States financial institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000.

c.

Allowance for Possible Losses – The Company maintains an allowance for estimated losses resulting from the inability of its customers to make required payments. An estimate of uncollectible amounts is made by management based upon historical bad debts, current customer receivable balances, age of customer receivable balances, the customer’s financial condition and current economic trends.

d.

Inventories – Inventories consisting of machines and parts are stated at the lower of cost or market. Cost for machinery is determined by specific identification and for all other items on a first-in, first-out weighted average basis.

e.

Property and equipment – Property and equipment are stated at cost less accumulated depreciation and amortization. Capitalized values of property under leases are amortized over the life of the lease or the estimated life of the asset, whichever is less. Depreciation and amortization are provided on the straight-line or declining balance method over the following estimated useful lives:

Years
Furniture and fixtures	3-7
Computers and Software	3
Machinery and equipment	3-10
Automobiles	5

f.	Impairment of Long-Lived Assets – The Company reviews long-lived assets whenever events or changes in circumstances indicate that the carrying value of any of these assets may not be recoverable. In that regard the Company will assess the recoverability of such assets based upon estimated undiscounted cash flow forecasts.

g.

Warranty – The Company has a one-year limited warranty policy for its new machines. The Company’s policy is to accrue the estimated cost of satisfying future warranty claims. In estimating its future warranty obligations, the Company considers various relevant factors, including the Company’s stated warranty policies and practices, the historical frequency of claims, and the cost to replace or repair its products under warranty.

h.

Leases – Leases (in which the Company is lessee) which transfer substantially all of the risks and benefits of ownership are classified as capital leases, and assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments or the fair value of the leased properties at the beginning of the respective lease terms. Leases which do not meet such criteria are classified as operating leases and the related rentals are charged to expense as incurred on a straight line basis.

i.	Advertising – All advertising costs are expensed are incurred. Advertising expense was $931 in 2007.

j.	Comprehensive Income – Statement of Financial Accounting Standards No. 130. “Reporting Comprehensive Income” (“SFAS 130”) is equivalent to the Company’s net loss for 2007.

k.

Income taxes – The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

l.

Liquidity – At December 31, 2007, the Company has sustained a loss from operations which resulted in negative working capital. Due to these circumstances the Company did not have adequate working capital. On August 3, 2008, 80% of the Company was sold to Hirsch International Corp. (see Note 8 to the financial statements).

m.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

n.

Fair Value of Financial Instruments – Financial instruments consist primarily of investments in cash, trade account receivables, accounts payable and debt obligations. Where quoted market prices are not available, fair values are estimated based on assumptions concerning the amount and timing of estimated future cash flow and assumed discount rates reflecting varying degrees of credit risk, at December 31, 2007, the fair value of the Company’s financial instruments approximated the carrying value.

o.	Recent Accounting Pronouncements – The Financial Accounting Standards Board (“FASB”) has issued the following:

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. In February 2008, the FASB provided a one-year deferral for the implementation of SFAS 157 for nonfinancial assets and liabilities recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The adoption of SFAS No. 157 is not expected to have a material impact on our results of operations or our financial position.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Asset and Financial Liability: Including an amendment to FASB Statement No. 115” (“SFAS 159”). The standard permits all entities to elect to measure certain financial instruments and other items at fair value with changes in fair value reported in earnings. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. The adoption of SFAS No. 159 is not expected to have a material impact on our results of operations or our financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”), which requires an acquirer to do the following: expense acquisition related costs as incurred; to record contingent consideration at fair value at the acquisition date with subsequent changes in fair value to be recognized in the income statement; and any adjustments to the purchase price allocation are to be recognized as a period cost in the income statement. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the firstannual reporting period beginning on or after December 15, 2008. Earlier application is prohibited. The adoption of SFAS 141R will effect the accounting for future acquisitions, if any.

In December, 2007, the FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.” This statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective prospectively, except for certain retrospective disclosure requirements, for fiscal years beginning after December 15, 2008. The adoption of FASB No. 160 is not expected to have a material impact on our results of operations or our financial position.

Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No 109, “Accounting for Income Taxes (“FIN 48”)” is effective for fiscal years beginning after December 15, 2007 for non-public entities. FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company is evaluating the effects of FIN 48 for the 2008 fiscal year, but it does not believe that it has a liability for unrecognized tax benefits.

3.	PROPERTY AND EQUIPMENT

Machinery and equipment	$309
Leasehold Improvements	110
Furniture and fixtures	91
Computers and Software	235
Automobiles	100
Total	845
Less: Accumulated depreciation and amortization	(405)
Property and equipment, net	$440

4.	INTANGIBLE ASSETS

Intangible assets consisted of the following:

	Estimated Life in years	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Patents	17	$36	$(4)	$ 32
Trademarks	17	34	(3)	31
License agreement	3	138	-	138
		$208	$(7)	$201

Scheduled amortization over the next five years as follows:

2008		$50
2009		50
2010		50
2011		4
2012		4
Thereafter		43
	Total	$201

5.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable	$3,644
Other accrued expense	23
Accrued payroll	103
Accrued warranty	100
Total	$3,870

6.	LONG TERM DEBT

Outstanding debt was as follows:

	2007 Rate	Maturities	December 31, 2007
Line of Credit	7.25%	2008	$1,150

Total debt payable			$1,150

U.S. Graphic Arts, Inc. are borrowers under a line of credit loan. The loan has a final maturity date of March 2008 and the loan is comprised of a revolving facility with initial availability of $1.5 million. The interest rate for the revolving credit facility, per the provisions of the amended promissory note, is the applicable Prime Rate. At December 31, 2007, the applicable Prime Rate was 7.25%. Interest expense related to the line of credit during fiscal 2007 is $0.9 million (see Note 9).

7.	COMMITMENTS AND CONTINGENCIES

a.         Minimum Operating Lease Commitments - The Company has non-cancelable operating lease for its corporate headquarters. The annual aggregate rental commitments required under this lease, except for those providing for month-to-month tenancy, are as follows:

Calendar Year Ending December 31,
2008	$237
2009	244
2010	145

b.         Litigation - The Company is a defendant in various litigation matters, each arising in the normal course of business. Based upon discussion with Company counsel, management does not expect that these matters will have a material adverse effect on the Company’s consolidated financial position or results of operations and cash flows.

8.	RELATED PARTY TRANSACTIONS

The Company is a party to an operating lease on its headquarters located in Tempe, Arizona (see Note 7a) with Fresener Holdings LLC . Fresener Holdings LLC is owned by the principles of U.S. Graphics Arts, Inc. The operating lease has a term of 3 years and expires on July 31, 2010.

9.	INCOME TAXES

A reconciliation of income taxes with amounts computed at the statutory federal rate follows:

December 31, 2007
Computed tax provision (benefit) at federal statutory rate of 34%	$(326)
State Income Taxes, Net of Federal Benefit	(44)
Non-deductible Items	3
Change in Valuation Allowance	367
Income Tax Provision	$-

The deferred tax assets and deferred tax liabilities consist of the following at December 31, 2007:

December 31, 2007
Assets
Allowance for possible losses	$92
Net operating loss carryforwards	1,263
Accrued expenses and other	7
Valuation allowance	(1,240)
122
Liabilities
Fixed Assets	(122)

Net Deferred Tax Asset (Liability)	$—

As of December 31, 2007 the Company has federal and state net operating loss carryforwards of approximately $3.3 million. The federal net operating losses will begin to expire in 2026. The state net operating losses will begin to expire in 2011.

10.	SUBSEQUENT EVENTS

On August 4, 2008, Hirsch International Corp. (“Hirsch”) acquired 80% of the outstanding equity interest in U.S. Graphic Arts, Inc. (“US Graphics”) pursuant to a Share Purchase and Sale Agreement, dated as of August 4, 2008 (the “Purchase Agreement”), among Hirsch, U.S. Graphics, Scott O. Fresener, Patricia Fresener, Scott M. Fresener, Mishelle Fresener (collectively, the “Sellers”) and Fresener Holdings, LLC. In connection with and as a condition to this acquisition, Graphic Arts Acquisition Corporation, a wholly-owned subsidiary of Hirsch, purchased certain outstanding indebtedness of U.S, Graphics and agreed, under certain circumstances, to make further advances to US Graphics. The total initial cost to Hirsch of this transaction, including the purchase of the shares, the purchase of indebtedness, further advances to US Graphics for payment of trade debt and operating expenses and other amounts Hirsch agreed to pay at or shortly after closing is approximately $3,000,000.

In addition to the standard and customary representations, warranties, covenants and indemnitees contained in the Purchase Agreement, Hirsch has the right, from and after August 4, 2011, to purchase the remaining 20% equity interest in U.S. Graphics for a purchase price based on the greater of (x) the net income before taxes of US Graphics multiplied by 4.5 or (y) the net book value of US Graphics based on the balance sheet for the year ended December 31, 2011. The Sellers, from August 4, 2009 through August 4, 2013, have the right to cause Hirsch to purchase their remaining 20% equity interest in US Graphics for a purchase price determined in the same manner as the price for Hirsch’s exercise of its option based on the balance sheet for the year ended December 31, 2009. Also, the Sellers have agreed not to compete with U.S. Graphics through August 4, 2010.